UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012

China Energy Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

Building#26, No. 1388 Zhangdong Road Zhangjiang Hi-tech Park Shanghai, China (Address of principal executive offices)	201203 (Zip Code)

Registrant’s telephone number, including area code (86) 021 2028-1866

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of China Energy Recovery, Inc. (the “Company”) was held on October 29, 2012.

The Company’s stockholders voted on two proposals as follows: to elect Company directors for the ensuing year (Proposal 1); and to ratify the selection by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers Zhong Tian CPAs Company Limited as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 2).

All nominees for election to the Board as Directors were elected to serve until the 2013 Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until such director’s earlier death, resignation or removal. The stockholders also ratified Proposal 2. The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each Proposal is set forth below.

Proposal 1	Shares For	Shares Withheld	Broker Non-Votes
Qinghuan Wu	20,194,934	8,500	-0-
Qi Chen	20,194,934	8,500	-0-
Estelle Lau	20,194,930	8,504	-0-
Dr. Yan Sum Kung	20,194,934	8,500	-0-
Jules Silbert	20,194,934	8,500	-0-

	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Proposal 2	20,203,434	-0-	-0-	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: November 1, 2012	By:	/s/ Qinghuan Wu
Qinghuan Wu,
Chief Executive Officer